EXHIBIT 99.1

IDEX CORPORATION INCREASES REGULAR QUARTERLY CASH DIVIDEND TWENTY TWO PERCENT

IDEX CORPORATION (NYSE:IEX) today announced that its Board of Directors has approved a twenty two percent increase in the company’s regular quarterly cash dividend to $0.28 per common share. The next dividend will be paid April 30,
2014 to shareholders of record as of April 21, 2014. This dividend represents the company’s 78th consecutive regular quarterly cash dividend payment.

About IDEX

IDEX Corporation is an applied solutions company specializing in fluid and metering technologies, health and science technologies, dispensing equipment, and fire, safety and other diversified products built to its customers’ exacting specifications. Its products are sold in niche markets to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol “IEX”.

Source: IDEX Corporation

For further information, contact:
IDEX Corporation
Heath A. Mitts
Vice President –Chief Financial Officer
847.498.7070